EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated February 11, 2013, of SW China Imports, Inc. (A Development Stage Company) relating to the financial statements as of December 31, 2012 and for the period from February 23, 2011 (inception) to December 31, 2012, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 11, 2013